                                                                    Exhibit d.13

                              SUBADVISORY AGREEMENT

                           TRAVELERS SERIES FUND INC.

                       Pioneer Strategic Income Portfolio

     THIS AGREEMENT is made this 30th day of June, 2003, by and between Travelers Series Fund Inc. (the "Company"), a corporation organized under the laws of the State of Maryland, on behalf of the Pioneer Strategic Income Portfolio (the "Portfolio") Travelers Investment Adviser, Inc. (the "Manager") and Pioneer Investment Management, Inc. (the "Sub-Adviser"), a member of the UniCredito Italiano banking group, register of banking groups.

     WHEREAS, the Company represents that it is registered under the Investment Company Act of 1940, as amended (the "1940 Act") as an open-end, diversified management investment company, consisting of multiple series of investment portfolios;

     WHEREAS, the Manager represents that it is registered under the Investment Advisers Act of 1940, as amended (the "Advisers Act") as an investment adviser and engages in the business of acting as an investment adviser;

     WHEREAS, the Sub-Adviser represents that it is registered under the Advisers Act as an investment adviser and engages in the business of acting as an investment adviser;

     WHEREAS, the Company represents that its charter authorizes the Board of Directors of the Company to classify or reclassify authorized but unissued shares of the Company, and as of the date of this Agreement the Company's Board of Directors has authorized the issuance of series of shares representing interests in investment portfolios; and

     WHEREAS, the Manager represents that it has entered into a management agreement dated as of June 2, 1994 with the Company (the "Management Agreement"), pursuant to which the Manager shall act as manager to the Portfolio;

     NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1.   Investment Description; Appointment

     The Company desires to employ its capital relating to the Portfolio by investing and reinvesting in investments of the kind and in accordance with the investment objective(s), policies and limitations specified in the prospectus (the "Prospectus") and the statement of additional information (the "Statement") filed with the Securities and Exchange Commission as part of the Company's Registration Statement on Form N-1A, as amended or supplemented from time to time, and in the manner and to the extent as may from time to time be approved by the Board of Directors of the Company (the "Board"). Copies of the Prospectus and the Statement have been or will be submitted to the Sub-Adviser. The Company agrees promptly to provide copies of all amendments and supplements to the current Prospectus and the Statement to the Sub-Adviser on an on-going basis. Until the Company delivers any such amendment or supplement to the Sub-Adviser, the Sub-Adviser shall be fully protected in relying on the Prospectus and Statement of Additional Information as previously furnished to the Sub-Adviser. The Company employs the Manager as the manager to the Portfolio pursuant to the Management Agreement, and the Company and the Manager desire to employ and hereby appoint the Sub-Adviser to act as the sub-investment adviser to the Portfolio. The Sub-Adviser accepts the appointment and agrees to furnish the services for the compensation set forth below.

2.   Services as Sub-Adviser

     Subject to the supervision, direction and approval of the Board of the Company and the Manager, the Sub-Adviser shall conduct a continual program of investment, evaluation and, if appropriate in the view of the Sub-Adviser, sale and reinvestment of the Portfolio's assets. The Sub-Adviser is authorized, in its sole discretion and without prior consultation with the Manager, to: (a) manage the Portfolio's assets in accordance with the Portfolio's investment objective(s) and policies as stated in the Prospectus and the Statement; (b) make investment decisions for the Portfolio; (c) place purchase and sale orders for portfolio transactions on behalf of the Portfolio; and (d) employ professional portfolio managers and securities analysts who provide research services to the Portfolio.

     In addition,

     (i) the Sub-Adviser shall furnish the Fund daily information concerning portfolio transactions and quarterly and annual reports concerning transactions and performance of the Portfolio in such form as may be mutually agreed upon, and the Sub-Adviser agrees to review the Portfolio and discuss the management of it with the Manager and the Board of Directors of the Company.

     (ii) Unless the Manager gives the Sub-Adviser written instructions to the contrary, the Sub-Adviser shall use its good faith judgment in a manner which it reasonably believes best serves the interests of the Portfolio's shareholders to vote or abstain from voting all proxies solicited by or with respect to the issuers of securities in which assets of the Portfolio may be invested.

     (iii) The Sub-Adviser shall maintain and preserve such records related to the Portfolio's transactions as required under the 1940 Act. The Manager shall maintain and preserve all books and other records not related to the Portfolio's transactions as required under the 1940 Act. The Sub-Adviser shall timely furnish to the Manager all information relating to the Sub-Adviser's services hereunder reasonably requested by the Manager to keep and preserve the books and records of the Portfolio. The Sub-Adviser agrees that all records which it maintains for the Portfolio are the property of the Company and the Sub-Adviser will surrender promptly to the Company copies of any of such records.

     (iv) The Sub-Adviser shall maintain compliance procedures for the Portfolio that it reasonably believes are adequate to ensure the Portfolio's compliance with (A) the 1940 Act and the rules and regulations promulgated thereunder and (B) the Portfolio's investment objective(s) and policies as stated in the Prospectus and Statement. The Sub-Adviser shall maintain compliance procedures that it reasonably believes are adequate to ensure its compliance with the Investment Advisers Act of 1940.

     (v) The Sub-Adviser has adopted a written code of ethics that it reasonably believes complies with the requirements of Rule 17j-1 under the 1940 Act, which it will provide to the Company. The Sub-Adviser has policies and procedures regarding the detection and prevention and the misuse of material, nonpublic information by the Sub-Adviser and its employees as required by the Insider Trading and Securities Fraud Enforcement Act of 1988.

     (vi) When engaging in transactions in securities or other assets for the Portfolio with any adviser to any other fund or portfolio under common control with the Portfolio, the Sub-Adviser or any of its "affiliated persons" (as defined in the Act) will not consult (other than for purposes of complying with Rule 12d3-1(a) and (b)) with such other adviser.

3.   Brokerage

     In selecting brokers or dealers (including, if permitted by applicable law, Salomon Smith Barney Inc. or any other broker or dealer affiliated with the Manager or the Sub-Adviser) to execute transactions on behalf of the Portfolio, the Sub-Adviser will seek the best overall terms available. In assessing the best overall terms available for any transaction, the Sub-Adviser will consider factors it deems relevant, including, but not limited to, the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer and the reasonableness of the commission, if any, for the specific transaction and on a continuing basis. In selecting brokers or dealers to execute a particular transaction, and in evaluating the best overall terms available, the Sub-Adviser is authorized to consider the brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934) provided to the Portfolio and/or other accounts over which the Sub-Adviser or its affiliates exercise investment discretion. Nothing in this paragraph shall be deemed to prohibit the Sub-Adviser from paying an amount of commission for effecting a securities transaction in excess of the amount of commission another member of an exchange, broker, or dealer would have charged for effecting that transaction, if the Sub-Adviser determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage and research services provided by such member, broker, or dealer, viewed in terms of either that particular transaction or its overall responsibilities with respect to the Portfolio and/or other accounts over which the Sub-Adviser or its affiliates exercise investment discretion.

4.   Information Provided to the Company and the Manager

     The Sub-Adviser shall keep the Company and the Manager informed of developments materially affecting the Portfolio's holdings, and shall, on its own initiative, furnish the Company and the Manager from time to time with whatever information the Sub-Adviser believes is appropriate for this purpose.

5.   Compensation

     In consideration of the services rendered pursuant to this Agreement, the Manager will pay the Sub-Adviser an annual fee calculated at the rate of 0.35% of the Portfolio's average daily net assets; the fee is calculated daily and paid monthly. The Sub-Adviser shall have no right to obtain compensation directly from the Company for services provided hereunder and agrees to look solely to the Manager for payment of fees due. The fee for the period from the Effective Date (defined below) of the Agreement to the end of the month during which the Effective Date occurs shall be prorated according to the proportion that such period bears to the full monthly period. Upon any termination of this Agreement before the end of a month, the fee for such part of that month shall be prorated according to the proportion that such period bears to the full monthly period and shall be payable upon the date of termination of this Agreement. For the purpose of determining fees payable to the Sub-Adviser, the value of the Portfolio's net assets shall be computed at the times and in the manner specified in the Prospectus and/or the Statement.

6.   Expenses

     The Sub-Adviser shall bear all of its own expenses (excluding brokerage costs, custodian fees, auditors fees or other expenses to be borne by the Portfolio or the Company) incurred in connection with the performance of its services under this Agreement. The Portfolio will bear certain other expenses to be incurred in its operation, including, but not limited to, investment advisory fees, sub-advisory fees (other than sub-advisory fees paid pursuant to this Agreement) and administration fees; fees for necessary professional and brokerage services; costs relating to local administration of securities; fees for any pricing service; the costs of regulatory compliance; and pro rata costs associated with maintaining the Company's legal existence and shareholder relations. All other expenses not specifically assumed by the Sub-Adviser hereunder or by the Manager under the Management Agreement are borne by the Portfolio or the Company.

7.   Standard of Care

     The Sub-Adviser shall exercise its best judgment and shall act in good faith in rendering the services listed in paragraphs 2 and 3 above. The Sub-Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Portfolio or the Manager in connection with the matters to which this Agreement relates, provided that nothing in this Agreement shall be deemed to protect or purport to protect the Sub-Adviser against any liability to the Manager, the Company or to the shareholders of the Portfolio to which the Sub-Adviser would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or by reason of the Sub-Adviser's reckless disregard of its obligations and duties under this Agreement.

8.   Term of Agreement

     This Agreement shall become effective June 30, 2003 (the "Effective Date") and shall continue for an initial two-year term and shall continue thereafter so long as such continuance is specifically approved at least annually as required by the 1940 Act. This Agreement is terminable, without penalty, on 60 days' written notice, by the Board of the Company or by vote of holders of a majority (as defined in the 1940 Act and the rules thereunder) of the outstanding voting securities of the Portfolio, or upon 60 days' written notice, by the Sub-Adviser. This Agreement will also terminate automatically in the event of its assignment (as defined in the 1940 Act and the rules thereunder).

9.   Services to Other Companies or Accounts

     Nothing in this Agreement will in any way limit or restrict Pioneer or any of its officers, directors or employees from buying, selling or trading in any securities for its or their own accounts or other accounts. The Company understands that the Sub-Adviser now acts, will continue to act and may act in the future as investment manager or adviser to fiduciary and other managed accounts, and as investment manager or adviser to other investment companies, including any offshore entities, or accounts, and the Company has no objection to the Sub-Adviser's so acting, provided that whenever the Portfolio and one or more other investment companies or accounts managed or advised by the Sub-Adviser have available funds for investment, investments suitable and appropriate for each will be allocated in accordance with a formula believed to be equitable to each company and account. The Company recognizes that in some cases this procedure may adversely affect the size of the position obtainable for the Portfolio. Additionally, the Company recognizes that Pioneer, in effecting transactions for its accounts, may not always be able to take or liquidate investment positions in the same security at the same time and at the same price. In addition, the Company understands that the persons employed by the Sub-Adviser to assist in the performance of the Sub-Adviser's duties under this Agreement will not devote their full time to such service and nothing contained in this Agreement shall be deemed to limit or restrict the right of the Sub-Adviser or any affiliate of the Sub-Adviser to engage in and devote time and attention to other businesses or to render services of whatever kind or nature.

     On occasions when Pioneer deems the purchase or sale of a security to be in the best interest of the Company as well as other clients, Pioneer, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities to be sold or purchased in order to obtain the overall best execution and lower the brokerage commissions, if any, for participating accounts. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by Pioneer in the manner it considers to be the most equitable and consistent with its fiduciary obligations to the Company and to such client.

10.  Notices

     Any notices under this Agreement shall be in writing, addressed and delivered or mailed postage paid to the other parties at such address as such other parties may designate for the receipt of such notice. Until further notice to the other parties, it is agreed that the address of each party is as follows:

           (a)  To the Company:

           Travelers Series Fund Inc.
           125 Broad Street
           New York, NY 10004

           (b)  To the Manager:

           Travelers Investment Adviser, Inc.
           399 Park Avenue

           New York, NY 10043

           (c)  To the Sub-Adviser:

           Pioneer Investment Management, Inc.
           60 State Street
           Boston MA 02109
           Attn: General Counsel

11.  Representations

     The Company represents that a copy of the Articles of Incorporation is on file with the Secretary of the State of Maryland.

     Each of the parties hereto represents that the Agreement has been duly authorized, executed and delivered by all required corporate action.

     The Sub-Adviser confirms that neither it nor any of its "affiliated persons" (as defined in the 1940 Act) are affiliated persons of: (i) the Manager; (ii) any adviser to the Portfolio or any affiliated person of that adviser; or (iii) the promoter, underwriter, any officer, board member, member of an advisory board, or employee of the Portfolio or the Company.

12.  Delivery of Part II of Pioneer's ADV

     The Company and the Manager hereby acknowledge that they have received from Pioneer a copy of Part II of Pioneer's Form ADV, at least 48 hours prior to entering into this Agreement.

13.  Use of Name

     The Company may use the name "Pioneer," "Pioneer Investments" or "Pioneer Investment Management, Inc." only as long as this Agreement or any extension, renewal, or amendment hereof remains in effect. At such times as this Agreement shall no longer be in effect, the Company shall cease to use such a name or any other name indicating that it is advised by or otherwise connected with the Sub-Adviser and shall promptly change its name accordingly. The Company acknowledges that it has adopted the name "Pioneer Diversified Income Portfolio" through permission of the Sub-Adviser, and agrees that the Sub-Adviser reserves to itself and any successor to its business the right to grant the non-exclusive right to use the aforementioned names or any similar names to any other corporation or entity, including but not limited to any investment company of which the Sub-Adviser or any subsidiary or affiliate thereof or any successor to the business of any thereof shall be the investment adviser.

     If the foregoing is in accordance with your understanding, kindly indicate your acceptance of this Agreement by signing and returning the enclosed copy of this Agreement.

                                              Very truly yours,

                                              TRAVELERS SERIES FUND INC.

                                              By: /s/ R. Jay Gerken
                                                  ------------------------------
                                                  Name: R. Jay Gerken
                                                  Title: President

                                              TRAVELERS INVESTMENT ADVISER, INC.

                                              By: /s/R. Jay Gerken
                                                  ------------------------------
                                                  Name: R. Jay Gerken
                                                  Title: President

Accepted:

PIONEER INVESTMENT MANAGEMENT, INC.

By: /s/Mark D. Goodwin
    ------------------
    Name: Mark D. Goodwin
    Title: Treasurer